EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-8 of our report dated April 6, 2007 (except for Note 8, as to which the date is May 15, 2007) relating to the consolidated financial statements of GS EnviroServices, Inc. (formerly known as "tds (Telemedicine), Inc.) as of December 31, 2006 and for the years ended December 31, 2006 and 2005.


                                 /s/ Rosenberg Rich Baker Berman & Company
                                 ------------------------------------------
                                     Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
February 18, 2008